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Exhibit 99.1

        SPECIAL MEETING OF SHAREHOLDERS OF

JAMES MONROE BANCORP, INC.

                 , 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
1.	The proposal to approve the Agreement and Plan of Merger, dated as of March 27, 2006, between James Monroe Bancorp, Inc. and Mercantile Bankshares Corporation and the related Plan of Merger.	☐	☐	☐
2.	The proxies are authorized to vote according to their discretion on any other matters that may properly come before the Special Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

JAMES MONROE BANCORP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                 , 2006.

        The undersigned, revoking any proxy previously given with respect to the matters covered hereby, hereby appoints                                                 and                                                 , or either of them, with full power of substitution in each, attorneys and proxies to vote all shares of common stock, $1.00 par value per share, of the undersigned in James Monroe Bancorp, Inc., at the special meeting of shareholders to be held on                , 2006, at    :00 a.m., local time, at                                    ,                                                  ,            ,                         and at any and all adjournments or postponements thereof (the "Special Meeting"), as indicated on the reverse side.

        This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT!

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

JAMES MONROE BANCORP, INC.

                 , 2006

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

        Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
1.	The proposal to approve the Agreement and Plan of Merger, dated as of March 27, 2006, between James Monroe Bancorp, Inc. and Mercantile Bankshares Corporation and the related Plan of Merger.	☐	☐	☐
2.	The proxies are authorized to vote according to their discretion on any other matters that may properly come before the Special Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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YOUR VOTE IS IMPORTANT! (Continued and to be signed on the reverse side.)
PROXY VOTING INSTRUCTIONS